                                                                   EXHIBIT 10.10

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. OMITTED INFORMATION HAS BEEN REPLACED BY [*].

                          ENTERPRISE LICENSE AGREEMENT

     THIS ENTERPRISE LICENSE AGREEMENT ("Agreement") is made and entered into as of the last date executed by the parties below (the "Effective Date") by and between Wind River Systems, Inc., a Delaware corporation having a principal place of business at 500 Wind River Way, Alameda, CA 94501 ("Wind River"), and LSI Logic, a Kansas corporation having a principal place of business at 3718 North Rock Road, Wichita, KS 67226 ("Customer"). The parties agree as follows:

1.  DEFINITIONS.

     1.1 "CONFIDENTIAL INFORMATION" means: (i) the Software Source Code; (ii) the technology, ideas, know how, documentation, processes, algorithms and trade secrets embodied in the Software; (iii) any software keys related to the Software; and (iv) any other information, whether disclosed orally or in written or magnetic media, that is identified as "confidential," "proprietary" or with a similar legend at the time of such disclosure. Confidential Information shall not include any information which is: (a) published or otherwise available to the public other than by breach of this Agreement by Customer, (b) rightfully received by Customer from a third party without confidential limitations; (c) independently developed by Customer as evidenced by appropriate records; (d) known to Customer prior to its first receipt of same from Wind River as evidenced by appropriate records; (e) hereinafter disclosed by Wind River to a third party without restriction on disclosure; or (f) approved for public release by written authorization of Wind River. If any Confidential Information must be disclosed to any third party by reason of legal, accounting or regulatory requirements beyond the reasonable control of Customer, Customer shall promptly notify Wind River of the order or request and permit Wind River (at its own expense) to seek an appropriate protective order.

     1.2 "CONTRACT YEAR" means the annual subscription license period during which Customer may obtain the right to use the Development Licenses and distribute Run-Time Modules, which period may be renewed by agreement by the parties during the Subscription License Term pursuant to the terms and conditions of this Agreement.

     1.3 "DEVELOPMENT LICENSE" means the right of a unique User to use certain Software pursuant to the terms and conditions of this Agreement, as set forth in an Exhibit A. For clarification, Customer will use reporting technology to assign each Development License to a unique User and no other User may use the copy of the Software designated for that Development License.

     1.4 "DEVELOPMENT LOCATION" means the specific address of each Customer site or facility where the Software is installed and used, as specified in Exhibit A or otherwise by Customer in writing to Wind River.

     1.5 "END USER" means any entity to which Customer provides a Target Application for further distribution or such entity's own use, pursuant to an End User License Agreement.

     1.6 "END USER LICENSE AGREEMENT" means a written license agreement in a commercially reasonable form containing the restrictions specified in Section 3.5, pursuant to which Customer may sublicense to End Users the Run-Time Module that is incorporated into a Target Application.

     1.7 "EXHIBIT" means an attachment to this Agreement that the parties may separately execute from time to time after the Effective Date to append this Agreement.

     1.8 "INTELLECTUAL PROPERTY RIGHTS" means all copyrights, trade secrets, trademarks, patents, mask works and other intellectual property rights recognized in any jurisdiction worldwide, including all applications and registrations with respect thereto.

     1.9 "OBJECT CODE" means computer programming code in the form not readily perceivable by humans and suitable for machine execution without the intervening steps of interpretation or compilation.

     1.10 "OPERATING SYSTEM" means the Object Code that is part of Wind River's operating system product families or other operating systems software that may be provided by Wind River under this Agreement.

     1.11 "PERMITTED MODIFICATIONS" means (i) without limitation, any adaptations, modifications, improvements, enhancements, revisions or interface elements created from the Software (whether such modifications are in Object Code or Source Code) in any form or medium whatsoever, and (ii) any "derivative" work of the Software as defined in the Copyright Law of the United States of America, 17 U.S.C. sec.101 et seq.

     1.12 "PURCHASE ORDER" means Customer's standard purchase order form submitted by Customer to obtain development and/or distribution rights acquired under this Agreement.

     1.13 "RUN-TIME MODULE" means components of the Operating System and Software Source Code, solely in Object Code form, to be incorporated into a Target Application as inseparably embedded code.

     1.14 "SOFTWARE" means (i) the computer programming code and accompanying documentation, including updates (if any), provided by Wind River under this Agreement, and (ii) all Permitted Modifications thereto and full or partial copies thereof, whether such modifications or copies are provided by Wind River or made by Customer as permitted under this Agreement. The definition of Software includes without limitation the Operating System, Tools, Source Code, or any combination of these.

     1.15 "SOURCE CODE" means computer programming code in human readable form that is not suitable for machine execution without the intervening steps of interpretation or compilation.

     1.16 "SUBSCRIPTION LICENSE TERM" means the license term of this Agreement for the Software licensed hereunder, as set forth in an Exhibit A.

     1.17 "SUPPORTED ARCHITECTURE FAMILY" means the target architecture family or families then-supported by Wind River on which Customer may use the Software pursuant to the terms and conditions of this Agreement, as specified in Exhibit A or otherwise in writing by the parties.

     1.18 "TARGET APPLICATION" means an item, device or system developed by Customer that does not contain any Software development functionality and that contains a Run-Time Module or any portion thereof.

     1.19 "TOOLS" means the Object Code provided by Wind River under this Agreement that is intended for Customer's internal use in developing applications and not for incorporation into Target Applications or for distribution.

     1.20 "USER" means a Customer employee or independent contractor who is based at a Development Location and who has signed a confidentiality agreement with Customer in which such employee or independent contractor agree to protect third party confidential information with terms no less stringent than those set forth herein.

2.  LICENSE GRANTS.

     2.1 DEVELOPMENT LICENSE. Subject to Customer's compliance with the terms and conditions of the Agreement and any Exhibit and payment of any applicable annual fees, Wind River hereby grants to Customer, only during the Subscription License Term, a restricted, personal, non-transferable, nonexclusive, internal-use license: (i) for one (1) User to reproduce and use one (1) copy of the Software for each Supported Architecture Family per Development License licensed for such Software under Exhibit A; (ii) to reproduce a reasonable number of the Run-Time Module for each Development License, solely in Object Code, and solely for internal testing and development purposes by Customer,
(iii) to reproduce the Software for archive purposes, consistent with Customer's standard archive procedures; (iv) to modify the Software Source Code, solely to the extent necessary to support the development of a Target Application; and (v) to compile the Software Source Code, including any modifications thereof, into Object Code.

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

     2.2 PRODUCTION LICENSE. Subject to Customer's compliance with the terms and conditions of this Agreement and any Exhibit, and Customer's payment of the applicable fees, Wind River grants Customer, only during the Subscription License Term, a non-exclusive, non-transferable, fee-bearing license: (i) to reproduce the number of copies of the Run-Time Modules authorized in Exhibit A, solely in Object Code; and (ii) to distribute such copies of the Run-Time Modules to End Users worldwide solely as inseparably embedded content in the Target Application, subject to an End User License Agreement.

3.  CONDITIONS.

     3.1 GENERAL. Except as expressly permitted by this Agreement, Customer may not: (i) permit concurrent use of a single copy of the Software or use of a Development License by anyone other than the unique individual User assigned to each Development License; (ii) modify the Operating System or Tools; (iii) translate, reverse engineer, decompile, disassemble (except to the extent applicable laws specifically prohibit such restriction) or attempt to derive the Source Code of Software provided to Customer in Object Code, or create derivative works of the Operating System or Tools or let any third party do any of the foregoing; (iv) reproduce the Operating System, Tools, or Source Code other than as specified above; (v) sublicense, rent, lease, loan, timeshare, sell, distribute, disclose, publish, assign or transfer any rights, grant a security interest in, transfer possession of the Software or electronically transfer the Software from one computer to another over a network other than Customer's internal network as permitted under this Agreement; or (vi) alter or remove any of Wind River's or its licensors' copyright or proprietary rights notices or legends appearing on or in the Software. Customer shall reproduce such notices on any copies of the Software Customer is permitted to make. Customer is responsible for informing all Users of the restrictions set forth in this Agreement with respect to use of the Software.

     3.2 NETWORK ACCESS. Users who have a unique network log-in (e.g., NT or Unix log-in) may be permitted to access the Software from a secure network server located at the Development Location; provided, however, that any external network access shall take place over a secure VPN or equivalent secure network. Customer shall disclose to Wind River the Development Location of each network where Software will be accessed.

     3.3 TRANSFER OF USERS. A Development License may be transferred from one User to another User within a Contract Year under the following conditions: (i) unconditionally, at the end of the Contract Year Quarter, or (ii) during a Contract Year Quarter if a User leaves the company and is replaced by another User, has a name change due to a change in marital status, or has a network UserID change due to IT configuration changes.

     3.4 THIRD PARTY SOFTWARE. The Software licensed under this Agreement may contain or be derived from materials of third party licensors. Such third party materials may be subject to restrictions in addition to those listed in this
Section 3, which restrictions, if any, are set forth in an exhibit hereto.

     3.5 RUN-TIME MODULE RESTRICTIONS. Customer shall not list or quote a Run-Time Module as a separately priced item or option. Customer shall configure the Run-Time Module within Customer's Target Applications, so that the Run-Time Module will not operate apart from the operation of the Target Application.

     3.6 END USER LICENSE AGREEMENTS. Customer shall take all steps necessary to protect Wind River's and its licensors' proprietary rights in the Run-Time Module and to ensure that each Run-Time Module distributed by Customer will be accompanied by a localized copy of an End User License Agreement. Such End User License Agreement shall prohibit the End User from: (i) copying the Run-Time Module, except for archive purposes consistent with the End User's archive procedures; (ii) transferring the Run-Time Module to a third party apart from the Target Application; (iii) modifying, decompiling, disassembling, reverse engineering or otherwise attempting to derive the Source Code of the Run-Time Module; (iv) exporting the Run-Time Module or underlying technology in contravention of applicable U.S. and foreign export laws and regulations; and
(v) using the Run-Time Module other than in connection with operation of the Target Application. In addition, the End User License Agreement shall: (i) state that the Run-Time Module is licensed, not sold and that Customer and its licensors retain ownership of all copies of the Run-Time Module;
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

(ii) expressly disclaim all implied warranties, including without limitation the implied warranties of merchantability, fitness for a particular purpose, title and non-infringement; (iii) exclude liability for any special, indirect, punitive, incidental and consequential damages; and (iv) require that any further distribution of the Run-Time Module be subject to the same restrictions set forth herein. The End User License Agreement shad also state that, with respect to the Run-Time Module, Wind River and its licensors are third party beneficiaries of the End User License Agreement and that the provisions related to the Run-Time Module are made expressly for the benefit of, and are enforceable by, Wind River and its licensors.

     3.7 AUTHORIZED MANUFACTURERS. Wind River grants Customer the right to authorize a subcontractor to use the Software solely in Object Code form to manufacture the Target Application for Customer (hereinafter "Authorized Manufacturer"). The name and address of the Authorized Manufacturer shall be specified in Exhibit A or provided to Wind River within [*] of Wind River's reasonable request. Authorized Manufacturer shall acquire no rights in the Software other than those expressly provided in this Section, and any use by Authorized Manufacturer of the Software shall be prohibited unless working on a "work for hire" basis for Customer solely in conjunction with manufacturing the Target Application. Customer and Authorized Manufacturer shall enter into a written agreement requiring Authorized Manufacturer to: (1) use the Software exclusively for the above purpose, and (2) to apply at least the same level of protection for Wind River's Software and Confidential Information as it applies to its own confidential information, and in no event use less than commercially reasonable efforts to protect Wind River's Software and Confidential Information. Any breach by Authorized Manufacturer of its obligations under such agreement with respect to the Software shall also constitute a breach by Customer of this Agreement. Wind River shall be a third party beneficiary of the agreement between Authorized Manufacturer and Customer.

4.  OWNERSHIP.

     Customer shall not have any obligation to provide or disclose to Wind River any Permitted Modifications. Notwithstanding the foregoing, Wind River and its licensors shall exclusively own all worldwide intellectual property rights in and to the Software. Customer hereby assigns to Wind River all Intellectual Property Rights it may have or obtain in and to the Software. All rights not expressly granted to Customer in this Agreement are expressly reserved for Wind River and its licensors.

5.  CONFIDENTIAL INFORMATION; ACCESS TO SOURCE CODE.

     5.1 ACCESS TO SOURCE CODE. Access to any Software Source Code shall be limited to those Users who are authorized Users of such Software Source Code and have signed a written agreement in which such User agrees to protect third party confidential information with terms no less stringent than those set forth herein. Customer agrees that any breach by any User of its obligations under such confidentiality agreements shall also constitute a breach by Customer hereunder. Customer shall maintain accurate written records of the names of all employees and independent contractors who have had access to the Source Code. Customer shall use its best efforts to protect the Software Source Code from unauthorized access, reproduction, disclosure or use. In the event Customer becomes aware of any unauthorized use or disclosure of the Software Source Code, Customer shall notify Wind River immediately in writing and shall give full cooperation, at Customer's expense, to minimize the effects of such unauthorized use or disclosure. UPON TRANSFER OF ANY COPY OF THE SOFTWARE IN SOURCE CODE TO ANOTHER PARTY, THIS LICENSE WILL AUTOMATICALLY TERMINATE.

     5.2 CONFIDENTIAL INFORMATION. Customer shall not use or disclose any Confidential Information, except as expressly authorized by this Agreement, and shall protect all such Confidential Information using the same degree of care which Customer uses with respect to its own proprietary information, but in no event with safeguards less than a reasonably prudent business would exercise under similar circumstances. Customer shall take prompt and appropriate action to prevent unauthorized use or disclosure of the Confidential Information.

6.  TERMS AND TERMINATION

     6.1 SUBSCRIPTION LICENSE TERM: Subject to Customer's payment of the applicable fees, the Subscription License Term will be for one (1) Contract Year commencing on the Effective Date, unless otherwise set forth in an Exhibit A. Any successive Contract Year shall be a one (1) year period and shall extend the Subscription License Term for such additional period.

     6.2 RENEWAL OF LICENSES. The renewal date for all Software licensed hereunder shall be the last day of each Contract Year, regardless when Customer chooses to license additional Software during a Contract Year. Customer shall notify Wind River at least [*] prior to the end of each Contract Year of its request to renew its Software licenses. If Customer elects not to renew any license for Software licensed hereunder, such license will terminate on the last day of the then-current Contract Year.

     6.3 EXPIRATION OF LICENSES. The licenses granted under this Agreement terminate upon the expiration of any Contract Year specified in an Exhibit A unless the parties mutually agree to renew such license, and Customer pays the then-applicable fees, during the Subscription License Term as defined below.

     6.4 TERMINATION FOR CAUSE. Either party may terminate this Agreement immediately upon written notice for the material breach of the other party, which material breach is curable and has remained uncured for a period of [*] from the date of delivery of written notice thereof to the breaching party.

     6.5 CONSEQUENCES OF EXPIRATION OR TERMINATION. Upon expiration or termination, Customer shall: (i) not use the Software for any purpose whatsoever, (ii) immediately destroy or return to Wind River all material belonging to Wind River or its licensors, including without limitation all Software, Run-Time Modules and Wind River Confidential Information then in Customer's possession; (iii) cease the reproduction and distribution of the Run-Time modules (except as provided below); and (iv) shall promptly certify to Wind River that Customer has done so. Notwithstanding the foregoing, Customer may retain one (1) copy of the Run-Time Module to support existing End Users provided that Customer is then current with payments due to Wind River. Solely in the event of a termination of this Agreement for Wind Rivers material breach, Customer shall, for a period not to exceed [*] after the effective date of termination, have the right to sell, pursuant to the terms of this Agreement, any remaining Target Applications which were in Customer's inventory as of the effective date of the termination. These remedies shall be cumulative and in addition to any other remedies available to Wind River. All Sections except
Section 2, 3.2, 3.7 and 7 shall survive any expiration or termination of this Agreement.

7.  KEYS AND ACCESS.

     Wind River agrees to provide to Customer those Software keys which are reasonably necessary to permit Customer to gain access to the Software contained on the media shipped to Customer and which Software has been properly licensed to Customer pursuant to this Agreement. Notwithstanding anything to the contrary in this Agreement, Customer hereby acknowledges that Customer shall have no right or license to any software shipped to Customer on media as provided above which software is not properly licensed pursuant to this Agreement, that any such software is included therein, solely as a matter of administrative convenience, and Customer further agrees not to attempt to gain access to, or permit any third party to attempt to gain access to, such software. Customer shall not disclose the Software keys to any third party. The Software contains license management functionality that may cause the Software to cease operating upon expiration or termination of the license. Customer shall not circumvent, or attempt to circumvent, any license management, security devices, access logs, or other measures provided in connection with the Software, or permit or assist any User or any third party to do the same. Customer will be invoiced for any additional Users who access the Software and shall pay any such invoice in accordance with Section 9. Customer must follow the recommended installation procedures for each Software product licensed under this Agreement. Customer's failure to follow the recommended installation procedures is a breach of this Agreement and, among other things, may result in inaccurate invoices for additional usage of the Software.

8.  PURCHASE ORDERS.

     In order to obtain additional Development Licenses or the right to reproduce and distribute additional Run-Time Modules, Customer may submit a Purchase Order to Wind River indicating thereon the number of Development Licenses or additional Run-Time Module fees Customer wishes to license from Wind River. Such Purchase Order may contain pre-printed or other written terms and conditions and the parties understand and agree that except for the number of licensed Development Licenses and licensed Run-Time Modules, such terms and conditions shall have no effect whatsoever and that the terms of this Agreement shall control. Wind River may reject any Purchase Order that is outside the scope of this Agreement. Wind River will invoice Customer for such Development Licenses and Run-Time Module licenses upon confirmation and acceptance of Customer's Purchase Order.

9.  DELIVERY, PAYMENT, TAXES AND RECORDS.

     9.1 DELIVERY AND PAYMENT TERMS. The Software shall be deemed irrevocably accepted upon shipment. Customer shall pay to Wind River the applicable Software license fees set forth in Wind River's current price list, unless otherwise agreed to in writing by the parties. License fees will be invoiced upon shipment of the Software or upon Customer's addition of Users for any Software licensed hereunder. All payment terms herein are subject to prior credit approval by Wind River. Customer shall pay all invoices within [*] of the date of such invoice or, for production fees not pre-paid to Wind River, no later than the last day of the first full month after the end of each Contract Year Quarter (accompanied by the quarterly License Report), in U.S. dollars unless otherwise set forth in Exhibit A. Interest on any late payments shall accrue at the rate of [*] during which any sums under any such payment invoices were owed and unpaid, or the highest rate permitted by law, whichever is lower, from the date such amount is due until finally paid. Any failure of Customer to make payment of any payment invoice in the manner described in this Section may, at Wind River's discretion, be deemed a material breach of this Agreement for purposes of Section 6.4.

     9.2 TAXES. All payments and amounts due hereunder shall be paid without deduction or set-off or counter claim, free and clear of any restrictions or conditions, and without deduction for any taxes, levies, imposts, duties, fees, deductions, withholdings or other governmental charges. If any deduction is required to be made by law, Customer shall pay in the manner and at the same time such additional amounts as will result in receipt by Wind River of such amount as would have been received by Wind River had no such amount been required to be deducted. If Customer is claiming sales or use tax exemption, a certified Tax Exempt Certificate must be attached to this Agreement or applicable Purchase Order submitted by Customer. Customer shall promptly pay or reimburse all federal, state and local taxes (exclusive of taxes on Wind River's net income), duties and assessments, if any, due, arising from or measured by amounts payable to Wind River under this Agreement, or furnish Wind River with evidence acceptable to the taxing authority necessary to sustain any exemption therefrom.

     9.3 RECORDS; PRODUCTION NOTICE; LICENSE REPORTS. Customer shall maintain complete, current and accurate records of the location of each copy of the Software in Customer's possession, the location of all Users thereof, and the number of all Users of the Development Licenses, and the number, date, and recipient of all Run-Time Module copies made and manufactured by or for Customer in Target Applications. Customer shall submit to Wind River a notice that it has commenced production within [*] of Customer's commencement of manufacture of Run-Time Modules. In addition, Customer shall submit to Wind River, no later than the last day of the first full month after the end of each Contract Year Quarter, a written report ("License Report") which shall set forth the following information: (i) the number of Run-Time Modules and Target Applications manufactured by or for Customer, (ii) calculation of the Run-Time Module fees due to Wind River, (iii) identification of the Development Location(s), Supported Architecture Family(ies), and number of Development Licenses licensed hereunder, (iv) usage reports generated through the license management technology in the Software; and such other information as Wind River may reasonably request. Wind River may provide, from time to time, a form License Report that Customer agrees to follow with respect to carrying out the foregoing obligations. If no Run-Time Modules were manufactured within a given quarter, Customer shall so certify in the License Report. Except where Customer is reporting Run-Time Modules for which Customer has pre-paid Wind River its applicable per copy fees, Customer shall enclose
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with the License Report Wind River's stipulated per copy fee for each copy of the Run-Time Module reproduced and manufactured during the period reported. Customer's failure to submit an accurate License Report and any applicable payments may, at Wind River's discretion, be deemed a material breach of this Agreement.

     9.4 CUSTOMER COMPLIANCE. To ensure compliance with the terms of this Agreement, Wind River or its designated representative shall have the right to
(i) request that Customer send a written certification of compliance with the terms and conditions of this Agreement within [*] of Wind River's request; and
(ii) conduct an inspection and audit upon reasonable notice of the records set forth in Sections 3.2, 5.1, and 9.3 of this Agreement; electronic logs of access to the Software, and the relevant operational, accounting and sales books and accords of Customer, and to obtain true and correct photocopies thereof, during regular business hours at Customer's offices and in such a manner as not to interfere unreasonably with Customer's normal business activities. In no event shall such certifications be requested or audits be conducted hereunder more frequently than once every [*]. If any such audit should disclose any underpayment of fees, Customer shall promptly pay Wind River such underpaid amount, together with interest thereon at a rate of [*] during which such amount was owed and unpaid, or the highest rate allowed by law, from the date such amount originally became due until finally paid. If the audit reveals that Customer has underpaid Wind River by [*] or more of the amount owed for any period audited, then Customer shall immediately reimburse Wind River for its reasonable costs and expenses associated with such audit.

10.  LIMITED WARRANTY.

     10.1 LIMITED WARRANTY. Wind River warrants that the media on which the Software is delivered will be free from defect in materials or workmanship for a period of [*] from the date of shipment of such media to Customer ("Warranty Period"). If during the Warranty Period the media on which Software is delivered proves to be defective, Wind River will repair or replace such media, at Wind River's option, as Customer's sole remedy for any breach of warranty hereunder. Customer assumes full responsibility for: (i) the protection of the Software;
(ii) the proper installation and use of the Software; (iii) verifying the results obtained from the use of the Software; and (iv) taking appropriate measures to prevent loss of data.
Wind River does not warrant that the quality or performance of the Software will meet Customer's requirements or that Customer will be able to achieve any particular results from use or modification of the Software or that the Software will operate free from error.

     10.2 WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 10.1, WIND RIVER AND ITS LICENSORS DISCLAIM ALL WARRANTIES, EXPRESS, IMPLIED AND STATUTORY INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY WIND RIVER, ITS DEALERS, DISTRIBUTORS, AGENTS OR EMPLOYEES SHALL IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY. Some jurisdictions do not allow the limitation or exclusion of implied warranties or how long an implied warranty may last, so the above limitations may not apply to Customer. This warranty gives Customer specific legal rights and Customer may have other rights that vary from jurisdiction to jurisdiction.

11.  SUPPORT; SERVICES.

     The Software license fees include Software support and maintenance and Software Upgrades in accordance with the terms and conditions of the Wind River Systems, Inc. Software Support and Maintenance Agreement during the Subscription License Term. The Software license fees also include a specified number of credits that may be applied to consulting, installation and training services engagements that are listed in Wind River's then-current published price list, as set forth in an Exhibit A or otherwise agreed in writing by the parties referencing this Agreement ("Services"). Additional information on Wind River's support and Services offerings is available from a Wind River sales representative. Wind River will use reasonable commercial efforts to complete any Services. Any software developed in performance of the Services shall be deemed "Software" as defined in this Agreement, and all provisions in this Agreement applicable to the Software (including, without limitation, license grants, indemnities and ownership, but specifically excluding any support and maintenance obligations under this Section 11) shall apply to the software developed in performance of the Services. Services credits may also be applied to engagements other than those listed in Wind River's then-current price list; however, such engagements shall be subject to the terms and conditions of a separate services agreement to be entered into between the parties. All Services credits issued to Customer during a Contract Year shall expire at the end of such Contract Year.

12.  INFRINGEMENT INDEMNITY.

     Wind River will defend at its expense and indemnify Customer from and against any losses, costs or damages arising from any claims filed by third parties against Customer insofar as such claims assert that the Software, as provided to Customer, infringes a previously issued patent, trade secret or copyright, provided that Wind River is notified promptly of such claim and is given full and complete authority (including settlement authority), information and assistance by Customer for such defense. In the event that the Software is held in any such suit to infringe such a right and its use is enjoined, or if in the opinion of Wind River the Software is likely to become the subject of such a claim, Wind River at its own election and expense will either (i) procure for Customer the right to continue using the Software or (ii) modify or replace the Software so that it becomes non-infringing while giving substantially equivalent performance. In the event that (i) or (ii) above are not, in Wind River's sole determination, obtainable using reasonable commercial efforts, then Wind River may terminate this Agreement and refund amounts Customer paid Wind River under this Agreement for the Software which is the subject of such claim for the then-current Contract Year. The Indemnification obligation shall not apply to infringement actions or claims to the extent that such actions or claims are based on or result from: (i) modifications made to the Software by a party other than Wind River, (ii) the combination of the Software with items not supplied by Wind River, and (iii) Customer's failure to use the most recent version of the Software provided by Wind River to Customer. THIS SECTION STATES CUSTOMER'S SOLE AND EXCLUSIVE REMEDY AND WIND RIVER'S ENTIRE LIABILITY FOR ANY CLAIM OF INFRINGEMENT.

13.  CUSTOMER INDEMNITY.

     Customer will defend at its expense and indemnify Wind River from and against any losses, costs or damages resulting from or in connection with any claims filed by third parties resulting from or in connection with the use, manufacture, or distribution of Target Applications by Customer and Customer's direct and indirect End Users in the country, provided that Wind River gives Customer prompt written notice of any such claim, tenders to Customer the defense or settlement of any such claim at Customer's expense, and cooperates with Customer, at Customer's expense, in defending or settling such claim. This indemnification obligation shall not apply to infringement actions or claims if such actions or claims are based solely on the use of the software in the form provided by Wind River.

14.  LIMITATION OF LIABILITY.

     WIND RIVER AND ITS LICENSORS SHALL NOT BE LIABLE FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND (INCLUDING DAMAGES FOR INTERRUPTION OF BUSINESS, PROCUREMENT OF SUBSTITUTE GOODS, LOSS OF PROFITS, OR THE LIKE) REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE THEORY, EVEN IF WIND RIVER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL WIND RIVER'S AGGREGATE CUMULATIVE LIABILITY FOR ANY CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE AMOUNTS PAID TO WIND RIVER BY CUSTOMER PURSUANT TO THIS AGREEMENT. Some jurisdictions do not allow the exclusion or limitation of incidental or consequential damages so this limitation and exclusion may not apply to Customer.

     THE LIMITED WARRANTY, LIMITED REMEDIES, WARRANTY DISCLAIMER AND LIMITED LIABILITY ARE FUNDAMENTAL ELEMENTS OF THE BASIS OF THE BARGAIN

BETWEEN WIND RIVER AND CUSTOMER. WIND RIVER WOULD NOT BE ABLE TO PROVIDE THE SOFTWARE WITHOUT SUCH LIMITATIONS.

15.  GENERAL.

     15.1 GOVERNING LAW AND FORUM. This Agreement shall be governed in all respects by the laws of the United States of America and the State of New York without regard to conflicts of law principles. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

     15.1.1 If Customer's principal place of business is in North America, all disputes arising under this Agreement shall be brought exclusively in Superior Court of the State of California in Santa Clara County or the U.S. District Court for the Northern District of California in San Francisco, California, as permitted by law. Customer consents to the personal jurisdiction of the above courts.

     15.1.2 If Customer's principal place of business is outside North America, all disputes arising under this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (ICC) by three arbitrators. Each party shall appoint one neutral arbitrator. The two arbitrators so appointed shall appoint the presiding arbitrator, who also shall be neutral, from a roster of arbitrators familiar with intellectual property disputes. If the two arbitrators to be appointed by the parties fail to agree upon a third arbitrator within fourteen (14) days of the appointment of the second arbitrator, the third arbitrator shall be appointed by the ICC from a roster of arbitrators familiar with intellectual property disputes. The arbitration procedure shall be conducted in the English language. Unless otherwise directed by the Arbitrators, the parties are limited to a single discovery request and response and may notice no more than five (5) depositions per party. Hearings shall be scheduled not later than sixty (60) days after receipt of the complainant and respondent's materials. Any such hearing shall be concluded, and a final award rendered, within ninety (90) days from the commencement of the hearing.

     15.1.3 The arbitration proceeding set forth in Section 1.2 shall be conducted in London, United Kingdom, if Customer's principal place of business is in Europe, the Middle East, or Africa, and in Honolulu, Hawaii, if Customer's principal place of business is elsewhere outside North America.

     15.2 ATTORNEYS' FEES. In the event any proceeding or lawsuit is brought by Wind River or Customer in connection with this Agreement, the prevailing party in such proceeding shall be entitled to receive its costs, expert witness fees and reasonable attorneys' fees, including costs and fees on appeal.

     15.3 INJUNCTIVE RELIEF. It is understood and agreed that, notwithstanding any other provisions of this Agreement, breach of the provisions of this Agreement by Customer will cause Wind River irreparable damage for which recovery of money damages would be inadequate, and that Wind River shall therefore be entitled to obtain timely injunctive relief to protect Wind River's rights under this Agreement in addition to any and all remedies available at law.

     15.4 NOTICES. All notices or reports permitted or required under this Agreement shall be in writing and shall be delivered by personal delivery or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery or five (5) days after deposit in the mail. Notices shall be sent to the parties at the addresses in Exhibit A or such other address as either party may designate for itself in writing. If the notice is to Wind River, a copy shall also be sent to the attention of its Vice President, Intellectual Property and Legal Affairs at the Wind River address specified in Exhibit A.

     15.5 NO AGENCY. Nothing contained herein shall be construed as creating any agency, employment relationship, partnership, principal-agent or other form of joint enterprise between the parties.

     15.6 FORCE MAJEURE. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages or any other cause which is beyond the reasonable control of such party.

     15.7 WAIVER. The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

     15.8 SEVERABILITY. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

     15.9 USE OF CUSTOMER'S NAME. Wind River may use Customer's name and may disclose that Customer is a licensee of Wind River products or services in Wind River advertising, press, promotion and similar public disclosures with respect to the Software and professional services; provided, however, that such advertising, promotions or similar public disclosures shall not indicate that Customer in any way endorses any Wind River products, without prior written permission from Customer. Customer agrees that, upon Customer's public announcement of product designed with or containing Wind River products or services, Wind River may publicly disclose the nature of the Wind River involvement in said product.

     15.10 HEADINGS. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such section or in any way affect this Agreement.

     15.11 GOVERNMENT END USERS. The Software is a "commercial item" as that term is defined in 48 C.F.R. 2.101, consisting of "commercial computer software" and "commercial computer software documentation" as such terms are used in 48 C.F.R.12.212. Consistent with 48 C.F.R.12.212 and 48 C.F.R. 227.7202-1 through
227.7202-4, Customer will provide the Software to U.S. Government End Users only pursuant to the terms and conditions therein.

     15.12 ASSIGNMENT. Customer may not delegate, assign or transfer this Agreement, the license(s) granted or any of Customer's rights or duties hereunder, inducting by way of merger (regardless of whether Customer is the surviving entity) or acquisition, and any attempt to do so, without Wind River's express prior written consent, shall be void. Wind River may assign this Agreement, and its rights and obligations hereunder, in its sole discretion.

     15.13 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

     15.14 EXPORT CONTROL. All Software and technical information delivered under this Agreement are subject to U.S. export control laws and may be subject to export or import regulations in other countries. Customer agrees to strictly comply with all such laws and regulations. For technology and Software classified under Export License Exception TSR, Customer agrees not to export or reexport to any country for which a license is required by the U.S. government without first obtaining such a license. Customer also agrees that this assurance will be honored even after the expiration date of this Agreement. For additional information, please refer to Section 740.6 of the Export Administration Regulations:
http://w3.access.gpo.gov/bis/ear/pdf/740.pdf.

     15.15 LANGUAGE. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions of this Agreement in any other language shall be for accommodation only and shall not be binding on the parties to this Agreement. All communications and notices made or given pursuant to this Agreement, and all documentation and support to be provided, unless otherwise noted, shall be in the English language.

     15.16 ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement between Customer and Wind River and supersedes in their entirety any and all oral or written agreements previously existing between Customer and Wind River with respect to the subject matter hereof. Except as provided in

Exhibit A, the terms and conditions of any purchase order or other instrument issued by Customer in connection with this Agreement shall be of no force or effect. This Agreement may only be amended or supplemented by a writing that refers explicitly to this Agreement and that is signed by duty authorized representatives of Customer and Wind River.

     IN WITNESS WHEREOF, the parties' authorized representatives have executed this Agreement as of the Effective Date.

WIND RIVER SYSTEMS, INC.                       LSI LOGIC

By: [Illegible]                                          By: /s/ TOM MIDDLEBROOKS
---------------------------------------------  ---------------------------------------------
Name:                                                     Name: Tom Middlebrooks
---------------------------------------------  ---------------------------------------------
Title:                                                Title: Mgr. Eng. Process Mgmt.
---------------------------------------------  ---------------------------------------------
Date: 10/28/03                                                Date: 10/28/03
---------------------------------------------  ---------------------------------------------

                                  EXHIBIT A-1
                            WIND RIVER SYSTEMS, INC.

                          ENTERPRISE LICENSE AGREEMENT

     The parties acknowledge and agree that once Customer has executed this Agreement for designated Software, Customer shall not be required to execute an additional agreement with Wind River if Customer wishes to obtain rights to additional Development Licenses or rights to distribute additional Run-Time Modules for the same Software. At Customer's option, Customer may issue a form Purchase Order in lieu of executing an additional agreement provided that (i) any additional Development Licenses or Run-Time Modules are for the same Software, (ii) Customer provides the required information on this Exhibit A-1 in any such Purchase Order, and (iii) the terms and conditions on such Purchase Order shall have no effect.

SUBSCRIPTION LICENSE TERM: One 1 Year

     The first Contract Year will commence on the Effective Date and shall terminate one year thereafter.

Wind River Software: VxWorks Developer's Toolkit 2.2.1

Development License Fee Schedule:

LINE                        PRODUCT       PRICE                  QUANTITY/    EXTENDED
 #    PRODUCT DESCRIPTION    NUMBER     ATTRIBUTE    NET PRICE     USERS       TOTAL
----  -------------------  ----------  ------------  ---------   ---------   ----------
 1    VxWorks Developer's         [*]           [*]        [*]       [*]            [*]
      Toolkit 2.2.1
      Development License
                                                                   TOTAL            [*]

Number of Development Licenses: [*].

Supported Architecture Family/Families per Development License: [*]

Production License Fee Schedule: NO PRODUCTION RIGHTS. Customer shall have no right to reproduce, manufacture or distribute Run-Time Modules pursuant to
Section 2.2 of the Agreement ("Production License") unless and until Customer and Wind River have agreed in writing to an applicable fee schedule for such Run-Time Module production rights.

     Authorized Number of Run-Time Module Copies: Not Applicable.

     Per Copy Fee Schedule: Not Applicable.

     Expected Volume/price band: Not Applicable.

Currency: U.S. Dollar

Platform-Specific Additional Terms: None.

Customer Technical Contact (name, telephone, e-mail and fax number): [*]

Customer Licensing/Commercial Contact (name, telephone, e-mail and fax number):
[*]

Development Location(s):

     - 3718 North Rock Road, Wichita, KS 67226

Additional Terms: None.

                                 LICENSE REPORT

Customer Name:                 LSI Logic Storage System, Inc.
License Agreement Number:      Not yet provided by Wind River Systems
License Agreement Date:        Not yet established
Reporting Period:              October 28, 2003

                                                                   PRODUCT
                                                PROJECT NAME       NAME OR
PERIOD                                         OR DESCRIPTION    DESCRIPTION     PRODUCTION UNITS   PER UNIT FEE   TOTAL
------                                         --------------   --------------   ----------------   ------------   -----
Not Established                                       [*]        Not Defined            0               N/A         N/A
Total Production

Note: Reference Exhibit A-1: NO PRODUCTION RIGHTS. Customer shall have no right to reproduce, manufacture or distribute Run-Time Modules pursuant to Section 2.2 of the Agreement ("Production License") unless and until Customer and Wind River have agreed in writing to an applicable fee schedule for such Run-Time Module production rights.

Number of Development Licenses: [*].

Quarterly Flexbill Report: N/A

Development Locations:
     3718 N. Rock Road, Wichita, KS 67226
     230 Third Ave, 4th Floor, Waltham, MA 02451
     5400 Airport Blvd., Suite 100, Boulder, CO 80301

Supported Architecture Family/Families: [*]

Balance Due Wind River Systems, Inc.: [*]

Check or Remittance Number: N/A

Authorized Representative: [*]

Title: Manager, Engineering Process Management

Date: October 18, 2003

     IN WITNESS WHEREOF, the parties hereto have caused this Exhibit to be executed by their duly authorized representatives.

AGREED TO:

WIND RIVER SYSTEMS, INC.

By: /s/ Douglas Wong           -------------------------------------------------

Name: Douglas Wong                ----------------------------------------------

Title: Manager Sales Operations  -----------------------------------------------

Date: 10/28/03                   -----------------------------------------------

LSI LOGIC

By: /s/ Tom Middlebrooks       -------------------------------------------------

Name: Tom Middlebrooks            ----------------------------------------------

Title: Mgr. Engineering Process Mgmt.
                                 -----------------------------------------------

Date: 10/28/03                   -----------------------------------------------

                                 AMENDMENT NO.1
                      TO THE ENTERPRISE LICENSE AGREEMENT
                 BETWEEN WIND RIVER SYSTEMS, INC. AND LSI LOGIC

     This Amendment No. 1 (the "Amendment") effective as of the date last signed by the parties below (the "Effective Date") amends the Enterprise License Agreement between Wind River Systems, Inc. and LSI Logic dated October 28, 2003 (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement. Unless specifically modified by this Amendment, all terms and conditions of the Agreement remain in full force and effect. In the event of a conflict between this Amendment and the Agreement, the terms and conditions of this Amendment shall prevail. The parties hereby agree as follows:

     1. The first sentence of Section 1.3 of the Agreement shall be deleted and replaced with the following:

     "DEVELOPMENT LICENSE" means the right of either a Floating User or Unique User to use certain Software pursuant to the terms and conditions of this Agreement, as set forth in an Exhibit A.

     2. The following shall be added to the end of Section 1.20 of the
Agreement:

          "A User may be either a Unique User or a Floating User."

     3. The following shall be added as a new Section 1.21:

          "FLOATING USER" means any User who may access and use the Software pursuant to a Floating User Development License.

     4. The following shall be added as a new Section 1.22:

          "UNIQUE USER" means an individual User who uses the Software pursuant to a Unique User Development License. For clarification, Customer will use reporting technology provided by Wind River to determine the total number of Unique Users who used the Software in a contract quarter.

     5. Section 2.1 of the Agreement ("Development License") shall be deleted in its entirety and replaced with the following:

          "2.1.1 UNIQUE USER DEVELOPMENT LICENSE. Subject to Customer's compliance with the terms and conditions of this Agreement and any Exhibit and payment of any applicable annual fees, Wind River hereby grants to Customer, only during the Subscription License Term, a restricted, personal, non-transferable, non-exclusive, internal-use license: (i) for any individual User to reproduce and use one (1) copy of the Software for each Supported Architecture Family per Development License licensed for such Software under Exhibit A; (ii) to reproduce a reasonable number of copies of the Run-Time Module for each Development License, solely in Object Code, for internal testing and development purposes by Customer,
     (iii) to reproduce the Software for archive purposes, consistent with Customer's standard archive procedures; (iv) to modify the Software Source Code, solely to the extent necessary to support the development of a Target Application; and (v) to compile the Software Source Code, including any modifications thereof, into Object Code.

          2.1.2 FLOATING USER DEVELOPMENT LICENSE. Subject to Customer's compliance with the terms and conditions of the Agreement and any Exhibit and payment of any applicable annual fees, Wind River hereby grants to Customer, only during the Subscription License Term, a restricted, personal, non-transferable, non-exclusive, internal-use license: (i) to reproduce and use one (1) copy of the Software for each Supported Architecture Family per Development License, solely for the number of licensed concurrent Floating Users located at each Development Location and specified as licensed for such Software in Exhibit A; (ii) to reproduce a reasonable number of copies of the Run-Time Module for each Floating User Development License, solely in Object Code, for internal testing and development purposes by Customer; (iii) to reproduce the Software for archive purposes, consistent with Customer's standard archive procedures;
     (iv) to modify the Software Source Code, solely to the extent necessary to support the development of a Target Application and to properly interface with the Run-Time Module; and (v) to compile the Software Source Code, including any modifications thereof, into Object Code."

     6. Section 3.1 of the Agreement ("General") shall be deleted in its entirety and replaced with the following:

          "3.1 GENERAL. Except as expressly permitted by this Agreement, Customer may not: (i) permit concurrent use of a sine copy of the Software for any Unique User Development License, or use by anyone other than the unique individual User assigned to each Unique User Development License;
     (i) modify the Operating System or Tools; (iii) translate, reverse engineer, decompile, disassemble (except to the extent applicable laws specifically prohibit such restriction) or attempt to derive the Source Code of Software provided to Customer in Object Code, or create derivative works of the Operating System or Tools or let any third party do any of the foregoing; (iv) reproduce the Operating System, Tools, or Source Code other than as specified above; (v) sublicense, rent, lease, loan, timeshare, sell, distribute, disclose, publish, assign or transfer any rights, grant a security interest in, transfer possession of the Software or electronically transfer the Software from one computer to another over a network other than Customers internal network as permitted under this Agreement; (vi) transfer any Floating User Development License from a Development Location to a location in a different county, or (vii) alter or remove any of Wind River's or its licensors' copyright or proprietary rights notices or legends appearing on or in the Software. Customer shall reproduce such notices on any copies of the Software Customer is permitted to make. Customer is responsible for informing all Users of the restrictions set forth in this Agreement with respect to use of the Software."

     7. Section 3.3 of the Agreement shall be deleted in its entirety and replaced with the following:

          "3.3 TRANSFER OF USERS. A Development License may be transferred from one Unique User to another Unique User within a Contract Year under the following conditions: (i) unconditionally, at the end of the Contract Year Quarter; (ii) during a Contract Year Quarter if a Unique User leaves the company and is replaced by another Unique User; has a name change due to a change in marital status, or has a network UserID change due to IT configuration changes; or (iii) during a Contract Year in the event a Unique User is reassigned from a current project and replaced by another developer."

     8. In the third sentence of Section 9.3, subsection (iv) shall be deleted and replaced with the following:

          "(iv) usage reports generated through the license management technology in the Software for the reporting of Unique User Development Licenses; ..."

     9. Exhibit A-2 attached to this Amendment is hereby incorporated into the Agreement by reference.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the later date indicated below by their respective duly authorized representatives.

WIND RIVER SYSTEMS, INC.

By: /s/ Gregory [Illegible]
----------------------------------

Name: Gregory [Illegible]
--------------------------------

Title: Inside Sales Supervisor
-------------------------------

Date: 12/29/03
---------------------------------
LSI LOGIC

By: /s/ Tom Middlebrooks
----------------------------------

Name: Tom Middlebrooks
--------------------------------

Title: Mgr. Engineering Process Mgmt.
-------------------------------

Date: 12/19/03
---------------------------------

                                  EXHIBIT A-2
                      TO THE ENTERPRISE LICENSE AGREEMENT

     This Exhibit A-2 is entered into as of the date last signed by the parties below (the "Effective Date") and attaches to the Enterprise License Agreement entered into by and between Wind River Systems, Inc. ("Wind River") and LSI Logic ("Customer") on October 28, 2003. The terms of this Exhibit A-2 are hereby incorporated into the Agreement by reference.

     The parties acknowledge and agree that once Customer has executed this Agreement for designated Software, Customer shall not be required to execute an additional agreement with Wind River if Customer wishes to obtain rights to additional Development Licenses or rights to distribute additional Run-Time Modules for the same Software. At Customer's option, Customer may issue a form Purchase Order in lieu of executing an additional agreement provided that (i) any additional Development Licenses or Run-Time Modules are for the same Software, (ii) Customer provides the required information on this Exhibit A in any such Purchase Order, and (iii) the terms and conditions on such Purchase Order shall have no effect.

SUBSCRIPTION LICENSE TERM: One (1) year commencing January 1, 2004 and ending December 31, 2004.

DEVELOPMENT LICENSE FEE SCHEDULE:

                                                                                            QUANTITY/
LINE #         PRODUCT DESCRIPTION           PRODUCT NUMBER   PRICE ATTRIBUTE   NET PRICE     USERS     EXTENDED TOTAL
------  ----------------------------------   --------------   ---------------   ---------   ---------   --------------
1       VxWorks Developer's Toolkit 2.2.1             [*]               [*]          [*]        [*]            [*]
        Floating User Development Licenses
        transitioned from Unique User
        Development Licenses granted under
        Exhibit A-1*
2       WxWorks Developer's Toolkit 2.2.1             [*]               [*]          [*]        [*]            [*]
        Floating User Development Licenses
                                                                                              TOTAL

---------------

  * ADDITIONAL TERMS -- TERMINATION PREVIOUS UNIQUE USER DEVELOPMENT LICENSES AND UPGRADE TO FLOATING USER DEVELOPMENT LICENSES: The parties acknowledge and agree that the Unique User Development Licenses previously granted under Exhibit A-1 will terminate on December 31, 2003 and will be replaced with the Floating User Development Licenses detailed in Section 1 of the above table.

RENEWAL PRICING OPTION: In the event Customer wishes to renew the Development Licenses granted under this Exhibit A-2 for additional Contract Years, the pricing shall be as follows:

     Contract Year 2:                     [*]
     Contract Year 3 and forward:       [*]

NO PRODUCTION RIGHTS: Customer shall have no right to reproduce, manufacture or distribute Run-Time Modules pursuant, to Section 2.2 of the Agreement ("Production License") unless and until Customer and Wind River have agreed in writing to an applicable fee schedule for such Run-Time Module production rights.

     IN WITNESS WHEREOF, the parties hereto have caused this Exhibit to be executed by their duly authorized representatives.

AGREED TO:

WIND RIVER SYSTEMS, INC.                           LSI LOGIC

                                                   By: /s/ Tom Middlebrooks
By: /s/ Gregory [Illegible]                        --------------------------------------------
  ------------------------------------------
                                                   Name: Tom Middlebrooks
Name: Gregory [Illegible]                          --------------------------------------------
  ------------------------------------------
                                                   Title: Mgr. Engineering Process Mgmt.
Title: Inside Sales Supervisor                     --------------------------------------------
  ------------------------------------------
                                                   Date: 12/19/03
Date: 12/23/03                                     --------------------------------------------
  ------------------------------------------

                                  EXHIBIT A-3
                      TO THE ENTERPRISE LICENSE AGREEMENT

     This Exhibit A-3 is entered into as of the date last signed by the parties below (the "Effective Date") and attaches to the Enterprise License Agreement entered into by and between Wind River Systems, Inc. ("Wind River) and LSI Logic
("Customer") on October 28, 2003 as amended by Amendment No. 1 dated           .
The terms of this Exhibit A-3 are hereby incorporated into the Agreement by reference.

     The parties acknowledge and agree that once Customer has executed this Agreement for designated Software, Customer shall not be required to execute an additional agreement with Wind River if Customer wishes to obtain rights to additional Development Licenses or rights to distribute additional Run-Time Modules for the same Software. At Customer's option, Customer may issue a form Purchase Order in lieu of executing an additional agreement provided that (i) any additional Development Licenses or Run-Time Modules are for the same Software, (ii) Customer provides the required information on this Exhibit A in any such Purchase Order, and (iii) the terms and conditions on such Purchase Order shall have no effect.

PRODUCTION LICENSE FEES:

     For the Subscription License Term, Customer shall have the right to reproduce, manufacture or distribute Run-Time Modules pursuant to Section 2.2 of the Agreement ("Production License") for the products licensed under Exhibit A-2 for a fee of [*].

     Production License Fees shall be due quarterly in-arrears. A production license report and full payment is due within [*]of the end of each quarter.

     IN WITNESS WHEREOF, the parties hereto have caused this Exhibit to be executed by their duly authorized representatives.

AGREED TO:

WIND RIVER SYSTEMS, INC.                           LSI LOGIC

                                                   By: /s/ Tom Middlebrooks
By: /s/ Gregory [Illegible]                        --------------------------------------------
  ------------------------------------------
                                                   Name: Tom Middlebrooks
Name: Gregory [Illegible]                          --------------------------------------------
  ------------------------------------------
                                                   Title: Mgr. Engineering Process Mgmt.
Title: Inside Sales Supervisor                     --------------------------------------------
  ------------------------------------------
                                                   Date: 12/19/03
Date: 12/23/03                                     --------------------------------------------
  ------------------------------------------

                             AMENDMENT NO. 2 TO THE
                          ENTERPRISE LICENSE AGREEMENT
                      BETWEEN WIND RIVER SYSTEMS, INC. AND
                           LSI STORAGE SYSTEMS, INC.

     This Amendment No. 2 (the "Amendment") effective as of the date last signed by the parties below amends the Enterprise License Agreement between Wind River Systems, Inc. and LSI Logic dated October 28, 2003, as amended on December 29, 2003 (the "Agreement"). Capitalized terms not otherwise defined in this Amendment have the meanings set forth in the Agreement. Unless specifically modified by this Amendment, all terms and conditions of the Agreement remain in full force and effect. In the event of a conflict between this Amendment and this Agreement, the terms and conditions of this Amendment will prevail. The parties agree as follows:

     The correct Customer name, state of incorporation, and corporate address are as follows:

     LSI Logic Storage Systems, Inc., a Delaware corporation, having a principal place of business located at 1621 Barber Lane, Milpitas, California 95035.

Agreed to:
WIND RIVER SYSTEMS, INC                            LSI LOGIC STORAGE SYSTEMS, INC.



By: /s/ KERRY J. MCLEAN                            By: /s/ DAVID E. SANDERS
    ----------------------------------------       ----------------------------------------

Name: Kerry J. McLean                              Name: David E. Sanders
       -------------------------------------       -------------------------------------

Title: Director, Contracts & Licensing             Title: V.P. General Counsel
      --------------------------------------       --------------------------------------

Date: May 6, 2004                                  Date: May 6, 2004
      --------------------------------------       --------------------------------------